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                                    EXHIBIT 21.1

                   SUBSIDIARIES OF CARING PRODUCTS INTERNATIONAL. INC.


            NAME                           STATE/JURISDICTION OF INCORPORATION
            ----                           -----------------------------------

Caring Products Industries, Ltd.                     British Columbia

C. P. International, Inc.                            Delaware





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